                  This Capital Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Trust or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS INSTRUMENT IS NOT A SAVINGS ACCOUNT OR A BANK DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF NATIONSBANK CORPORATION (EXCEPT TO THE EXTENT THAT IT IS GUARANTEED BY NATIONSBANK CORPORATION AS DESCRIBED HEREIN) AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

Certificate Number

                                                 CUSIP NO. 628958 AB 6


               Certificate Evidencing        Capital Securities

                                       of

                               NB CAPITAL TRUST II

                            7.83% Capital Securities
                (liquidation amount $1,000 per Capital Security)


                  NB CAPITAL TRUST II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of Capital Securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 7.83% Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are

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transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of December 10, 1996, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declara tion. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is enti tled to the benefits of the Capital Securities Guarantee to the extent provided therein. The Declaration permits the Sponsor to dissolve the Trust at any time. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

                  Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Notes as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Notes.

                  IN WITNESS WHEREOF, the Trust has executed this certificate as of December 17, 1996.


                                            NB CAPITAL TRUST II


                          By: /S/ JOHN E. MACK
                             ________________________________
                             Name: John E. Mack
                             Title: Regular Trustee


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                              [REVERSE OF SECURITY]

                  Distributions payable on each Capital Security will be fixed at a rate per annum of 7.83% (the "Coupon Rate") of the stated liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Notes to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). A Distribution is payable only to the extent that payments are made in respect of the Notes held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full semi-annual Distribution period on the basis of as a 360-day year of twelve 30-day months, and for any period shorter than a full semi-annual Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

                  Except as otherwise described below, distributions on the Capital Securities will be cumulative, will accrue from the date of original issuance and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 1997, to the person in whose name their Capital Security is registered at the close of business on the regular record date for such installment, which shall be the close of business on the business day next preceding such payment date. IF PURSUANT TO THE TERMS OF THE DECLARATION, THE SECURITIES ARE NO LONGER REPRESENTED BY A GLOBAL SECURITY -- which shall be the close of business on June 1 or December 1. The Note Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Notes for a period not exceeding 10 consecutive semi-annual periods (each an "Extension Period"), provided that no Extension Period shall last beyond the date of the maturity of the Notes. As a consequence of such deferral, Distributions will also be deferred hereunder for the same period. Despite such deferral, semi-annual Dis tributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Note Issuer may further extend such Extension Period; provided that such Exten sion Period together with all such previous and further exten sions thereof may not exceed 10 consecutive semi-annual periods or extend beyond the maturity date of the Notes. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Note Issuer may commence a new Extension Period, subject to the above requirements.

                  THE CAPITAL SECURITIES SHALL BE REDEEMABLE AS PROVIDED IN THE DECLARATION.

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                              ---------------------


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:
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        (Insert assignee's social security or tax identification number)


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                    (Insert address and zip code of assignee)


and irrevocably appoints
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___________________________________________________________ agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee*:                       ___________________________________





--------
* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

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